Form C

Vernafund20, LLC

A Texas Limited Liability Company

Formed on November 23, 2020

with a principal place of business at

3767 Rockdale Drive, Dallas, TX 75220

https://theapartmentqueen.com

Is there a co-issuer? Yes.

Vernafund CF, LLC (“SPV1”)

A Delaware Limited Liability Company

Formed on June 14, 2021

with a principal place of business at

16192 Coastal Highway, in the City of Lewes, DE 19958

https://theapartmentqueen.com

VernafundCFMentor, LLC (“SPV2”)

A Delaware Limited Liability Company

Formed on January 5, 2022

with a principal place of business at

16192 Coastal Highway, in the City of Lewes, DE 19958

https://theapartmentqueen.com

Regulation Crowdfunding Intermediary Funding Portal:

Silicon Prairie Online, LLC

475 Cleveland Ave, Suite 101B

St. Paul, MN 55104

CIK number of intermediary: 0001711770

SEC file number of intermediary: 007-00123

CRD number, if applicable, of intermediary: #289746

Amount of maximum compensation to be paid to the intermediary for conducting the offering is $500 and 3.0% of the amount of the offering successfully sold by the end of the closing date, or 12-months after the offer has been issued through the portal.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest: NONE

Type of Security Offered: Preferred Equity

Target Number of Securities To Be Offered: 25

Price (minimum investment amount): $1000

Target Offering Amount: $25,000

Oversubscription Accepted: Yes

If yes, disclose how oversubscriptions will be allocated: First Come, First-Served Basis

Maximum Offering Amount: $1,070,000

Deadline to reach the target offering amount: August 3, 2023

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be canceled and committed funds will be returned.

Current number of employees: 0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0
Cash & Cash Equivalents:	$0
Accounts Receivable:	$0
Short-term Debt:	$0
Long-term Debt:	$0

Revenues/Sales:	$0
Cost of Goods Sold:	$0
Taxes Paid:	$0
Net Income	$0

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

THE COMPANY

1. Name of issuer: Vernafund20, LLC

ELIGIBILITY

2.  ☑ Check this box to certify that all of the following statements are true for the issuer.

·   Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.

·   Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

·   Not an investment company registered or required to be registered under the Investment Company Act of 1940.

·   Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.

·   Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).

·   Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?  𐄂Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Name	Title	By	Principal Occupation	Main Employer	Dates of Service
APQFUNDMGR,LLC	Managing Member	Kaylee McMahon	Residential real estate investor & manager	Self-Employed	12/2018 - Present

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Name/ By	Title/ Position	Dates of Service	Responsibilities

APQFUNDMGR,LLC Kayle McMahon	Managing Member/ Managing Member	11/2020-Present

The Managing Member has the sole power to sign and execute all contracts authorized either generally or specifically by the Company, SPV1, and SPV2, unless the Company shall specifically require an additional signature. The Managing Member shall perform all the duties usually incident to the office of “Manager” of a limited liability company and shall perform such other duties as from time to time as outlined in the operating agreements of the Company, SPV1 and SPV2.

Business Experience: of each Officer for the past three (3) years

Name: APQFUNDMGR, LLC

Title: Managing Member

By: Kaylee McMahon

Employer 1: Los Prados Apartments (Self-employed)

Employer’s Principal Business: real estate management

Dates of Service: 2002-present

Responsibilities: General Partner

Employer 2: ReByKaylee, LLC

Employer’s Principal Business: Real Estate Brokerage

Dates of Service: 2018-present

Responsibilities: List and represent buyers purchasing homes; place renters in apartments, homes, and offices; train real estate agents; hold errors and omissions insurance; help investors purchase land for development; buy, rehabilitate, and resell residential homes quickly for profit; manage real estate transactions on  behalf of other real estate companies, including keeping proper documentation of real estate transactions, and helping with marketing packages for the disposition of property; work with a real estate fund from California (WEDGEWOOD INT) in order to buy, rehabilitate, and resell homes quickly.

Employer 3: The Apartment Queen (Self-employed)

Employer’s Principal Business: Resident Real Estate Business and Management

Dates of Service: 2018-present

Responsibilities: Managing the purchase, finance, negotiation, rehabilitation, project management, and company operations of real estate companies.

Employer 4: Meadows Apartments (Self-employed)

Employer’s Principal Business: real estate management

Dates of Service: 2019-present

Responsibilities: General Partner

Employer 5: Flats at 230 Apartments (Self-employed)

Employer’s Principal Business: real estate management

Dates of Service: 2019-present

Responsibilities: General Partner

Former Employer 1: The Aspens Apartments (Self-employed)

Employer’s Principal Business: real estate management

Dates of Service: 2019-2021

Responsibilities: Key Principal; sold real estate asset at 1.96X

Former Employer 2: Century Tree Apartments (Self-employed)

Employer’s Principal Business: real estate management

Dates of Service: 2019-2021

Responsibilities: Key Principal; sold real estate asset at 1.96X

Employer 6: SheVest App (Self-employed)

Employer’s Principal Business: Fintech Application and Educational Platform for Commercial Real Estate Investments

Dates of Service: 2020-present

Responsibilities: Development team lead; Marketing via word of mouth; setting online SEO presence to project growth; find partners to raise next funding round.

Employer 7: Vernafund20, LLC (Self-employed)

Employer’s Principal Business: real estate asset management

Dates of Service: 2020-present

Responsibilities: Managing real estate assets in Texas and Arizona.

Employer 8: Leuda May Apartments (Self-employed)

Employer’s Principal Business: real estate management

Dates of Service: 2020-present

Responsibilities:-Key Principle and Asset Manager

Employer 9: Big Sister Security (Self-employed)

Employer’s Principal Business: IT and data security

Dates of Service: 2021-present

Responsibilities: Coordinate with marketing, SEO, blog writer for content schedules surrounding information on data and security laws; provide updates in news relating to relevant content; consult and meet with clients currently threatened in business or personal relationships in order to protect their data, funds, and keep the perpetrator accountable via various legal data security and accountability methodologies; form crisis/threat response plan at initial meeting for threat intelligence and deep search over time changes to compliment new discoveries; provide invoicing for consulting and security services; schedule clients at regular meetings in order to communicate progress of their threat or crisis response plan.

Employer 10: Park Royal Apartments (Self-employed)

Employer’s Principal Business: real estate management

Dates of Service: 2021-present

Responsibilities: Key principal and asset manager

Employer 10: Sonrisa Apartments (Self-employed)

Employer’s Principal Business: real estate management

Dates of Service: 2021-present

Responsibilities: General Partner

6. PRINCIPAL SECURITY HOLDERS: APQFUNDMGR, LLC

Name of Holder	No. and Class of Securities Held	% of Voting Power Prior to Offering
APQFUNDMGR,LLC	1,000 Common Member Units	100%

7. BUSINESS AND ANTICIPATED BUSINESS PLAN

Describe in detail the business of the issuer and the anticipated business plan of the issuer.

The Issuer is a real estate company in the business of buying, selling, and managing multi-family residential real estate assets. The business plan of the Issuer is to purchase an unidentified property in the State of Texas with a projected value of $8,700,000 at year 5 from the date of purchase. This valuation is based upon reasonable projections calculated using valuations of similarly-situated, multi-family residential properties having a range of units between 25-1,200, a valuation between $500,000 and $15,000,000, and an occupancy rate between 0-100%.  Currently, the Issuer has no revenues.

See Appendix F, Business Plan attached hereto and made a part hereof.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature. These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

In addition to the other information provided elsewhere, the Company believes that the following risk factors are the most significant for potential Investors and should be considered carefully in evaluating whether to make an investment in the Company. If any of the risks described in this document actually occurs, the Company may not be able to conduct its business as currently planned and its financial condition, operating results and cash flows could be seriously harmed. The risks listed do not necessarily comprise all those associated with an investment in the Company. Additional risks and uncertainties not presently known to the Company, or which the Company currently deems not as significant as those listed herein, may also have an adverse effect on the Company. Thus, investments in the Company and its Co-Issuers may never be profitable and substantial losses may occur. Likewise, the securities being offered by the Company and its Co-Issuers have not been submitted to any rating agency to obtain an opinion or rating of the risk of investment. This means that an investment in the Company and the Co-Issuers is speculative and the exact return on investment is unknown.

THIS IS A SPECULATIVE INVESTMENT

The Investor must be willing and able to tolerate a total loss of his/her investment, as this is a speculative venture. Investments in private companies, particularly early to mid-stage private companies involve a high degree of risk. The Company will be comparatively vulnerable to adverse developments such as rapid changes in technology, fluctuations of demand and prices and to marketing competition from larger, better established companies, as well as more vulnerable to catastrophic weather events or other “Acts of God,” wars, pandemics, epidemics, or other acts of force majeure.

The Investor acknowledges that any projections, forecasts or estimates as may have been provided to the Investor are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projection, such as forecasts and estimates are based upon assumptions of marketing trends, if any, which are subject to change and which are beyond the control of Company or its management. Investment in the Company may never be profitable and substantial losses may occur.  Actual financial performance of the

Company may not match its predictions which would mean that the Company may not generate expected returns. Actual returns may differ dramatically from expected returns. As such, this Investment is suitable only for persons who can bear the economic risk for an indefinite period of time and who can afford to lose their entire investment.

INVESTMENTS IN UNIDENTIFIED REAL ESTATE PROPERTIES CREATE A HIGHER RISK THAN INVESTMENTS IN IDENTIFIED REAL ESTATE PROPERTIES

Investments in real estate companies involve a particular high-degree of risk. This is because the real estate industry is heavily regulated by local, State, and federal laws, including local zoning and land use rules, regulations pertaining to government subsidies, and various environmental regulations regarding real property. This high regulatory environment puts a strain on the real estate industry and limits the business potential of the Company. Other risks of managing real estate companies include a high risk of personal injury-related lawsuits that often accompany residential real estate,  and various other legal liability issues that typically affect residential real properties that the Company plans to own and manage. Currently, the Company plans to buy an unidentified multi-unit residential real estate which makes the foregoing risks and liabilities even higher as real property is unique and each one varies. Therefore the Company cannot guarantee any profits or returns to Investors and there is a substantial risk that Investors will lose out on its entire investment.

INVESTMENTS IN SPECIAL PURPOSE VEHICLES CREATES A HIGHER RISK THAN DIRECT INVESTMENTS IN THE COMPANY

SPV1 and SPV2 are special purpose vehicles or crowdfunding vehicles with plans to make one class of equity investments in the Company. The Company will be the only investment that SPV1 and SPV2 will make. SPV1 and SPV2 are not and have no plans to become a separate real estate investment company. Rather, the sole purpose of the SPV1 and SPV2 is to act as a conduit of investment for the Company to help the Company better manage and identify its Investors. The SPV1 and SPV2 may not make any other investments or conduct any other business purpose. As such, the Investors investing directly in the SPV1 and SPV2 rather than directly in the Company could lose all or substantially all of its investment should the  Company fail to generate any or sufficient revenues or cash flows to satisfy both its operations and returns to Investors. Therefore, SPV1 and SPV2 carry substantial risk to the loss of return for its Investors.

NO GUARANTEE OF RETURN

No assurance can be given that the Investor will realize a substantial return on investment, or any return at all, or that the Investor will not lose a substantial portion or all of the investment. For this reason, Investor should carefully read all disclosure materials and should consult with an attorney, accountant, and/or business advisor prior to making any investment decision.

RISK OF LITIGATION AND UNINSURED LOSSES

If the Company is subjected to lawsuits or proceedings by government entities or private parties, or other investors, then expenses or liabilities of the Company arising from any such suit would be borne by the Company. On May 14, 2020, Kaylee McMahon, Managing Member of APQFUNDMGR, LLC, Managing Member of the Issuer, was named as a Defendant in a Petition and Application for a Temporary Restraining Order, Temporary

Injunction, and Permanent Injunction concerning allegations of breach of fiduciary duty and misappropriation of funds. On August 19, 2020, a Texas District Court sent a notice to dismiss the abovePetition and Application for a Temporary Restraining Order, Temporary

Injunction, and Permanent Injunction for Plaintiff’s failure to prosecute. On May 5, 2021, Kaylee McMahon, Managing Member of APQFUNDMGR, LLC, Managing Member of the Issuer, was named as a Defendant in an Amended Petition and Application for a Temporary Restraining Order, Temporary Injunction, and Permanent Injunction concerning allegations of abuse of control, breach of fiduciary duty, gross mismanagement of business operations, waste of corporate assets, conversion and misappropriation of funds, and fraud. On April 23, 2022, an Order of Dismissal of the above-referenced Amended Petition and Application for a Temporary Restraining Order, Temporary Injunction, and Permanent Injunction was submitted by a District Court of Texas where all claims asserted was dismissed with prejudice as a result of the parties reaching a compromise and settled all claims brought in the matter. Although the underlying real estate assets of the Company are expected to maintain a general liability insurance policy covering its activities, the Company itself does not intend to maintain a general liability insurance. As such, the Company will have to cover all costs and expenses related to any potential litigation, thereby limiting or loosing all of the returns of the Investor.

TAX CONSEQUENCES MAY VARY

No representation or warranty of any kind is made by the Company or its management with respect to any tax consequences of any investment in the Company. Each Investor should seek their own tax advice concerning the tax consequences of an investment in the Company.

NO LEGAL OR FINANCIAL ADVICE

In making an investment decision, Investors must rely on their own examination of the Company and the terms of this offering, including the merits and risks involved. Each Investor should consult its own counsel, accountant, financial advisor, or other professional adviser as to investment, legal, tax and other related matters concerning the Investor’s proposed investment.

ADDITIONAL CAPITAL NEEDS

It is likely that the Company will need to raise additional capital and conduct subsequent raises throughout the life of the Company. The Company is not working with an underwriter, placement agent or similar party, and so there is no guarantee that the Company will raise any particular amount in this current offering or in the subsequent (future) offerings. The Company plans to raise additional capital to expand and continue operating its business, but there is no guarantee that, in such a scenario, such additional capital would be available on terms favorable to the Investor or available at all.

CERTAIN OTHER FACTORS MAY AFFECT FUTURE SUCCESS.

Any continued future success that the Company might enjoy will depend upon many factors, including factors beyond the control of the Company and/or which cannot be predicted at this time. These factors may include but are not limited to default rates on loans that the Company may make; changes in or increased levels of competition, including the entry of additional competitors and increased success by existing competitors such as Cardone Capital, Conti Multifamily, and Blackstone REIT Fund; changes in general economic conditions, such as government-mandated shutdowns and closures caused by Covid-19, including rent moratoriums, decreased rental income, and increased bad debts; increases in operating costs, such as increases in cost of construction, namely increase in the price of lumber, roofing delays, rental property insurance, oil and other travel-related expenses, as well as labor shortages; the Company’s ability to obtain grant funding, subsidies, loans, or mortgages for real property owned; and reduced margins caused by competitive pressures, such as cost of labor in the real estate management and leasing industry, as well as increased in recent buyer demands and lower real estate supply in Texas. Although the current real estate market in Texas is favorable to real estate companies such as the Issuer, the foregoing conditions may have a material adverse effect upon the Company’s business, operating results, and financial condition should they occur. Unforeseen changes in consumer attitudes (tenants), market dynamics (rental industry), or regulations (zoning and rent control) may also adversely affect the Company, and therefore negatively affect the investment of the Investor. Recently, the Company’s costs increased by 30% due to increases in lumber, oil, and other construction and construction-related expenses.

EFFECTIVE USE OF PROCEEDS

The Company may revise the Use of Proceeds and any other material change of this offering through an amendment and filing of a Form C with the Securities Exchange Commission (SEC). Failure to use such proceeds effectively could harm the business and financial condition of the Company.

KEY PERSONNEL

The Company’s success substantially depends on the efforts of its Managing Member and Authorized Representative, Kaylee McMahon. In addition, the Company does not have an established plan to replace these persons in the case of death or disability. Investors must rely upon the judgment and skills of the Managing Member via its own Managing Member, Kaylee McMahon. The Company’s success also depends upon its ability to recruit, train, and retain qualified staff, officers, and other members of management. The loss of the services of any of key personnel, or Company’s inability to recruit, train, and retain qualified management, may have a material adverse effect on the Company’s business and financial condition.

LACK OF LIQUIDITY

Currently, there is no established secondary market or exchange for the resale of Company’s Units. This makes the Units illiquid. The Units are likely to remain illiquid for a considerable period of time. There is a risk that the illiquidity of the Units may create a negative impact on the value of the Units as an Investor seeking to sell their Units may have great difficulty in finding a buyer or may not find any buyers for the shares at all. Any decision to become publicly-traded will be at the discretion of the Company. Therefore, the Investor may have to retain their investment in the Company even if it is no longer financially desirable to do so and as a result, could lose their entire investment.

LIMITED TRANSFERABILITY OF SECURITIES

The Investor should be fully aware of the long‐term nature of their financial support of the Company. The Units may be transferred only if certain requirements are satisfied as further described in Appendix B, Subscription Agreement and Appendix C, Operating Agreement. The Investor has represented to the Company that it is acquiring the shares for their own investment only and without a view to their immediate resale or distribution.

SECURITIES NOT REGISTERED WITH THE SEC AND UNRATED

The securities offered by the Company and SPV1 and SPV2 have not been registered with the Securities and Exchange Commission (SEC). Instead, the offer and sale of the Units is made in reliance on an exemption from registration pursuant to Section4(a)(6) and Regulation Crowdfunding (Reg CF) by the SEC. In addition, the securities being offered have not been submitted to any rating agency to obtain an opinion or rating of the risk of investment.

LIMITED EXPERIENCE

Although the Managing Member has significant experience in the residential real estate business (See Item #5 regarding Business Experience), the Company has only existed in this industry since 2020, so the Company’s experience in real estate business is limited.

THE ENTITY IS A LIMITED LIABILITY COMPANY TAXED AS A PARTNERSHIP AND AN INVESTMENT IN THE COMPANY MAY HAVE TAX CONSEQUENCES THAT SHOULD BE UNDERSTOOD BEFORE INVESTING

The Company and its SPV1 and SPV2 expect to be treated as a partnership for U.S. federal income tax purposes, and Investors will be required to account for their share of the Company’s income, gain, loss, deductions, and credits in determining their federal income tax liability for each taxable year. As such, the tax consequences of investing into the Company, whether directly or indirectly through SPV1 or SPV2, are complicated and vary depending on Investors’

particular circumstances. Prospective Investors should consult with their tax advisors regarding the potential tax treatment resulting from the acquisition, ownership, and disposition of an interest in the Company. No representation or warranty of any kind is made by the Company, its Managing Member, or advisors with respect to any tax consequences of any investment in the Company. Each prospective Investor should seek their own tax advice concerning the tax consequences of an investment in the Company.

COMPETITION IN THE REAL ESTATE INDUSTRY

The market for real estate is highly competitive and could become even more competitive, affecting the Company’s sales, revenues, and profits. For example, additional competitors could enter the market or there could be increased success among existing competitors. The Company competes with other similar businesses, including competitors who may have greater access to capital, marketing and sales opportunities, and other resources. This includes Entrata, a property management software that was able to scale its operations much quicker than the Company due to more advanced technology. There can be no assurances that Company will be able to compete successfully, and competitive pressures may affect the ability to earn profits.

RETURNS

Investors will only be entitled to receive 7-7.25% pro rata of the Cash on Cash Returns of the Company, then 80% pro rata of the Cash on Cash Returns of the Company for a total Cash on Cash Return between 9-13%, as set forth in the Appendix A, Term Sheets, Appendix C, Operating Agreements, and Appendix B, Subscription Agreements. There is no assurance that any Cash on Cash Return  (COC) will ever be made to Investors. Any COC to Investors will depend upon successful investments operations of the Company and in accordance with the terms outlined in the Term Sheets, Operating Agreements, and Subscription Agreements. The marketability and value of any such investment will also depend upon many factors beyond the control of the Company. Furthermore, expenses of the Company may exceed its income or cash flows, and the Investors could lose the entire amount of their investment.

THE COMPANY HAS NOT YET COMMENCED FULL OPERATIONS

The Company is incorporated as a Delaware limited liability company on November  23, 2020, and, as of the date of this Term Sheet. Because the Company is still in the development stage, it has earned little revenues or produced any profits. There is no assurance that it will ever earn sufficient revenues or produce profits overtime. As a fairly new enterprise, the Company is likely to be subject to risks its key personnel or management has not anticipated. This can result in the Investor losing all or substantially all of its investment within the Company.

LITIGATION COULD ADVERSELY AFFECT THE COMPANY

If the Company is involved in litigation or other similar proceedings or becomes the target of a regulatory investigation, such an event could be very costly, both because of the legal costs and because it would likely distract key personnel from their regular duties; and such an event could result in an adverse outcome with additional costs. Such an event could have a material adverse effect on the Company’s operations, which could negatively impact the Investor’s investment and the Investor may lose its entire investment. See the above-referenced section on “RISK OF LITIGATION AND UNINSURED LOSSES” for a discussion of recent litigation history.

THE COMPANY MAY NOT BE ABLE TO LIQUIDATE ITS REMAINING

ASSETS

The Company intends to liquidate and dissolve seven (7) years after the close of the Total Offering, but may liquidate and dissolve at some time after the date of the close of the Total Offering, but before 7 years of this date, upon the discretion of the Managing Member, a court order, bankruptcy, or some other cause outside of the Company’s control. There is a risk that the Company may at that time have assets that it is unable to liquidate. If it is possible to find a buyer for these illiquid assets, the market value of those assets may be substantially below the amount the Company invested in the assets. As a result, the Company may suffer a substantial loss on those assets, which would reduce the amount distributable to Investors. As a result, Investors may lose a portion of the value of their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Term Sheet and the corresponding Appendix A - “Business Deck” & Appendix B - “Risk Factors” contains forward-looking statements. From time to time, additional written forward-looking statements may be made by the Company. These forward-looking statements are within the meaning of that term in Section 27A of the Securities Act and may include projections of revenues, income or loss, capital expenditures, business relationships, financings, proposed financings or investments by third parties, product development, plans for future operations, and plans relating the Company, as well as assumptions relating to the foregoing. These statements are based upon management’s current expectations, beliefs, and assumptions about future events, are other than statements of historical fact, and involve a number of risks and uncertainties.

The words “believe,” “may,” “will,” “could,” “would,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” “project” or the negative or plural of these words or similar expressions identify forward-looking statements, which speak only as of the date the statement was made, but are not the exclusive means of identifying those statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this Term Sheet and corresponding Appendix A - “Business Deck” & Appendix B - “Risk Factors” describe factors, among others, that could contribute to or cause those differences. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Term Sheet or its Exhibits may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Except as required by law, neither the Note nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The Note undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this Term Sheet and corresponding Appendix A & B to conform these statements to actual results or to changes in its expectations.

You should read the Term Sheet, corresponding Appendix A & B, and the documents that the Note references in this Term Sheet, with the understanding that the Note’s actual future results, levels of activity, performance, and events and circumstances may be materially different from what the Note expects.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer’s business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of the offering is to raise capital for acquisition, construction and/or rehabilitation of an unidentified multi-family residential building within the State of Texas. The issuer is especially concerned with providing ownership and management opportunities to women in the multi-unit residential real estate industry, and offers educational opportunities for women to learn real estate investing. The offering proceeds of the issuer will be used to pay for the soft costs of real estate acquisition and construction, including legal, architect, engineer, title, surveyor, and realtor fees, as further outlined in Item 10.  While the Company expects to use the net proceeds from the Offering in the manner as just described and further described in Section 10 below, it cannot specify with certainty every particular use of the net proceeds that it will receive from this Offering. Accordingly, the Company will have broad discretion in using these proceeds in addition to some of the particular uses as described in Section 10 herein.

The purpose of the co-issuers is to manage investment in the issuer by a certain class of investors whereby all of the use of proceeds will be used to invest in the issuer as the sole portfolio company. The issuer will then use the invested funds of the co-issuers in accordance with Item 10.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: $25,000

Use of Proceeds: Category of Cost #1 – Soft Costs (legal, architect, engineering, title,

surveyor, and realtor fees)

1) $23,250

Category of Cost #2 - Regulated Crowdfunding Intermediary Fees

2) $1,750

Considerations:A) The ability to recruit and/or obtain legal, surveyor, engineer, architect,

and realtor at quoted prices.

If we raised: $1,070,000 (oversubscription)

Use of Proceeds:Category of Cost #1 - Construction Management Fees

1)$10,700

Category of Cost #2 - Soft Costs (legal, architect, surveyor, engineer,

title, and realtor fees)

1)$107,000

Category of Cost #3 - Real Estate Acquisition and Construction

1)$866,700

Category of Cost #4: Regulated Crowdfunding Intermediary Fees

1)$70,000

Considerations:A) The ability to recruit and/or obtain legal, construction, surveyor,

engineer, architect, and realtor at quoted prices.

B) The ability to purchase real estate at current market prices.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C.

DELIVERY & CANCELLATIONS

11.

(a)Attach “testing the waters” materials, if used.

(b)How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the stated deadline, we may conduct an early or intermediate closing of the offering if we provide notice about the new offering deadline at least five (5)  business days prior to the new offering deadline (absent a material change that would require an extension of the total offering and reconfirmation of the investment commitment). The crowdfunding intermediary will notify investors if we conduct an early closing. Thereafter, we may conduct an additional closing at our discretion on the deadline date or until we reach our total maximum or oversubscribed offering amount of $1,070,000.

We are required to amend this offering document called the Form C during the offering period and prior to the offering deadline in order to reflect material changes. Material changes include, but are not limited to, any changes to the unit price, offering maximum, offering deadline, or any significant changes to ownership or voting powers.

The following describes the process to invest in the Company, including how the Company will complete an Investor’s transaction and deliver securities to the investor.

1.     Investor Commitment. The Investor will electronically sign and deliver a Subscription Agreement, attached hereto and made a part hereof, to the Company through the crowdfunding intermediary, which will bind its investment commitment into the Company (except that the Investor has until 48 hours prior to the target offering deadline to cancel its investment as further described in Item 12 herein).

2.     Acceptance of the Investment. Once the Subscription Agreement is complete, the Investor's commitment will typically be recorded within a few minutes on the crowdfunding intermediary’s portal. After the target offering deadline or within five (5) days of the Investor’s signing, whichever is later, and save for any material changes to the offering which would require an extension in the target offering deadline, the Subscription Agreement will be countersigned electronically by the Company. The executed Subscription Agreement will then be sent to the Investor via email, and will also be available to download on the crowdfunding intermediary’s portal.

3.     Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by the crowdfunding intermediary into an escrow account held with a third party bank on behalf of the Company.

4.     Progress of the Offering. The Company, through the crowdfunding intermediary, will provide Investors with periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the crowdfunding intermediary when the target offering and oversubscribed amount is met.

5.     Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C.

6.     Early Closings. If the target offering or oversubscribed amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on the crowdfunding intermediary portal.  The Investor will be provided notice of any early closing by email at least five days prior and the Investor must reconfirm their investment commitment within five business days of receipt of this notice. At the time of the early deadline and upon reconfirmation of the Investor, Investor funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any prior Investor cancellations and at the time of the new offering deadline, the Company continues to meet or exceeds the target offering amount.

7.     Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in the Company books and records, as well as on the crowdfunding intermediary portal.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

An Investor’s right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

Investors may cancel an investment commitment until 48 hours prior to the deadline for the target offering amount as identified on the cover page by going through the crowdfunding intermediary. The crowdfunding intermediary will notify the Investors when the target offering amount has been met.

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the Company upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must reconfirm their investment commitment within five (5) business days of receipt of the notice. If the Investor does not reconfirm, they will receive notifications from the crowdfunding intermediary disclosing that the commitment was canceled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five (5) business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the 48- hour period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or if the offering does not close, all of the Investor’s funds will be returned within five business days.

The Company’s right to cancel. The Subscription Agreement that you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be canceled and committed funds will be returned.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The securities being offered is an Investment Contract (also known as an Operating Agreement) that concerns Preferred Membership Units within a Limited Liability Company (LLC) whereby Investors receive Preferred Equity with voting rights for Class A and Class B Preferred

Membership Units and without voting rights for Class A-1 and Class B-1 Preferred Membership Units (being issued directly from Vernafund CF, LLC or SPV1 and VernafundCFMentor, LLC SPV2, respectively).

The total maximum offering under this Investment Contract is $1,070,000 with a target or minimum offering amount of $25,000 with $267, 500 of that total being invested directly through SPV1, and another $267, 500 of that total being invested directly through SPV2. The target returns are quarterly payments based on 7% of Cash on Cash returns pro rata for holders of Class A and Class A-1 (SPV1) Preferred Membership Units and 7.25% of Cash on Cash returns pro rata for holders of  Class B and Class B-1 (SPV2) Preferred Membership Units. The Managing Member will make distributions first to the Preferred Members at the aforementioned target Cash on Cash returns, respectively, and then cause 80% of the Cash on Cash Returns to be distributed to all Preferred Members pro rata as further defined in the Appendix C: Operating Agreement. Distributions will begin one year after the close of the Total Offering and will be paid within thirty (30) days at the end of each calendar quarter. Distributions will not accrue, cumulate or gain interest. Other terms of the Membership Units are further described in the Appendix C: Operating Agreement.

14. Do the securities offered have voting rights?

Yes

15. Are there any limitations on any voting or other rights identified above?

Yes:

Class A Preferred Membership Units have voting rights;

Class B Preferred Membership Units have voting rights;

Class A-1 Preferred Membership Units (also referred to as Membership Units within VernafundCF, LLC (SPV1) do not have voting rights;

No - Class B-1 Preferred Membership Units (also referred to as Membership Units within VernafundCFMentor, LLC (SPV2) do not have voting rights.

16. How may the terms of the securities being offered be modified?

Any term of this Investment Contract or Operating Agreement may only be modified first upon the written consent of both the Company and Investor, next through an amendment, re-filing, and re-qualification of a Form C/A with the Securities Exchange Commission (SEC) and finally through a re-commitmentent by the Investor within five (5) days of requalification by the SEC.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1.  to the issuer;

2.  to an accredited investor;

3.  as part of an offering registered with the U.S. Securities and Exchange Commission; or

4.  to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance. Notwithstanding the foregoing, the Investor is required to hold the Units for the life of Company unless being transferred to the Company or to a member of Investor’s family, or in connection with the death or divorce of Subscriber.

NOTE: The term “accredited investor” means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term “member of the family of the purchaser or the equivalent” includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Member Units 6,000 1,000 Yes

Other Rights

20% of Cash on Cash Distribution Rights after 7-7.25% of Cash on Cash Distributions to Preferred Members pro rata, but not before 80% of Cash on Cash Distributions to Preferred Members pro rata

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Preferred Equity 4,000
Other Rights 7-7.25% of Cash on Cash Distributions to Preferred Members pro rata, then 80% of Cash on Cash Distributions to Preferred Members pro rata

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

The Common Class Member, also known as the Managing Member of the Company, will have significant voting and governance rights within the Company that could limit the Investors’ rights in a material way. For example, the Managing Member forms the Common Class Membership and will have 20% of the voting power within the Company. This voting power is significant and gives the Managing Member the right to vote to change the business operations of the Company, dissolve or sell the Company, or cause the Company to engage in additional offerings at the dilution and expense of the Preferred Members. Although Class A and Class B Preferred Members will have equal voting rights with the Common Class Member/Managing Member on matters delineated in Appendix C, Operating Agreement, these voting rights are severely limited and restricted to the enumerated acts in the Operating Agreement. Furthermore, Class A-1 and Class B-1 Preferred Members (via SPV1 and SPV2, respectively) will not have any voting rights at all, except where required by law. Thus, the Common Class Member/Managing Member has significant control over the investment of these Members and any decisions by the Managing Member may significantly restrict their rights.

The Company via its Managing Member/Common Class may make other decisions with which the Investor disagrees, or that otherwise negatively affect the value of the Investor’s securities in the Company, and the Investor will have no recourse to change these decisions. The Investor’s interests may also conflict with those of other Members or future investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the Note that they own.

The marketability and value of the Investor’s interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed and governed in accordance with the strategic direction and decision-making of the Managing Member and any authorized Officers, and the Investor will have no independent right to name or remove the Managing Member of the Company. Officers may only be removed by the Managing Member and the Managing Member may only be removed or replaced upon a vote or written consent in the affirmative by a majority of its Members.

The aforementioned decisions of the Managing Member on behalf of the Company could dilute the interests of the Investor, which means that the pro-rata portion of the Units issued by the Company may decrease, and otherwise affect the return on investment for the Investor, including resulting in a loss of all or part of their investment in the Company. This is especially true where the Investor has no voting or governance rights to control these changes. Although some of the Investors have voting rights, the Operating Agreement may only be changed through a written amendment by the Managing Member. As such, the Managing Member has significant control over the interests and investments of the Company, which could result in further dilution of the Investor’s interest in the Company.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

Yes. The Investors will also be restricted in their ability to re-sale their Units for the life of the Company, except upon limited circumstances further described in Appendix B, Subscription Agreement. Also, Investors holding Class B and Class B-1 (via SPV2) Membership will be required to share their membership with a co-investor that identifies as a woman or an entity that is owned and controlled primarily by women as further described in Appendix C, the Operating Agreement. In addition, the Common Class Member/Managing Member will have the right to receive 20% of the Cash on Cash Returns after the Preferred Members receive their Preferred percentages (7% and 7.25%) of the Cash on Cash Returns but not before these Members receive 80% of the Cash on Cash Returns pro rata. There are other investment requirements of the Investor that are different from the securities held by the Common Class Members of the Company. See Appendix A, Term Sheet for more information.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

See discussion above in Question 18 regarding the Common Class Member/Managing Member.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The minimum offering price of $1000 per Unit and the return to Investors, as further outlined in Appendix A, Term Sheet, has been determined by the Company based upon a projected cash flow and growth trajectory over a five (5) year period of an unidentified multi-unit residential property owned by the Company in Texas, USA. Specifically, the Company has determined that the return to Investors is projected to be anywhere between 7-7.25% of the Cash on Cash Returns plus 80% of the Cash on Cash Returns for a total return of anywhere between 9-13% at 5 years from the close of the Total Offering. The Company is projected to be valued at $8,700,000 at year 5 from close of Total Offering. These projections and growth trajectories are based on the valuations of similarly-situated multifamily commercial  properties currently owned by the Company that have a range of units between 25-1,200 with valuations between $500,000 and $15,000,000,  and occupancy rates between 0-100%.

The Company does not intend to conduct or commission a formal valuation of the Company. Accordingly, the actual market value of the Company and of the Units being offered may be materially more or less than the minimum amount of $1000 per Unit.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will hold minority interest in the Company with Class A-1 and Class B-1 Members (via SPV1 and SPV2, respectively) having no voting rights, except where required by law. Although Class A and Class B Members will have voting rights, their rights are restricted in that the Managing Member/Common Member will have significant control over the management and decisions of the Company. Class A and Class B Members may only replace or remove the Managing Member upon a vote or written consent in the affirmative by the majority.  As such, the Investor’s economic interest may be negatively impacted due to other obligations of the Company and decisions by the Managing Member that have higher priority and the Investor will have no ability to control or influence this, except upon a vote by the majority to remove or replace the Managing Member. See Appendix C, Operating Agreement.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor’s investment in the Company, the Company may sell interests to additional investors that will dilute the Investor’s overall return on investment in the Units offered by the Company. The Investor may have the opportunity to increase its investment in the Company during such a transaction through the purchase of more Units, but this opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor’s interest in the securities offered by the Company.

Issuer repurchases of securities. The Company will have authority to repurchase the Units from Investors at any time, at the original issue price which may restrict or prevent any return on investment for the Investor. In other words, there is a risk that repurchase may result in a return that will be equal to the value of the Investor’s initial investment in the Company, and nothing more. See Appendix A, Term Sheet.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the Managing Member of the Company to manage the Company so as to maximize value for the other Members. Accordingly, the success of the Investor’s investment in the Company will depend in large part upon the skill and expertise of the Management Member of the Company. If the Managing Member authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company’s assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Units, will be equal to or exceed the value of the Investor’s initial investment.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the Managing Member of the Company will be guided by their good faith judgment as to the Company’s best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm’s-length, but will be in all cases consistent with the duties of the management of the Company. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

Creditor	Amount Owed	Interest Rate	Maturity Date	Other Material Information

N/A	N/A	N/A	N/A	N/A

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date June 14, 2021 July 23, 2021	Exemption Rule 506(c) Reg CF	Security Type Equity Equity	Amount Sold $897,207 $133,297*	Use of Proceeds 2% Management Fee 2% Lender 88% Direct Investment into Vernafund20, LLC 6% of Soft Costs and Contingency Reserves 6% Intermediary Fees

* Investor funds were refunded due to the offering being canceled.

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer’s last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1.      any director or officer of the issuer;

2.      any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power;

3.      if the issuer was incorporated or organized within the past three years, any promoter of the issuer;

4.      or (4) any immediate family member of any of the foregoing persons.

·    Yes

Specified Person APQFUNDMGR, LLC Kayle McMahon	Relationship to Issuer Managing Member and Common Class Membership Promoter	Nature of Interest in Transaction 20% Beneficial Ownership in the Issuer 100% Beneficial Ownership in APQFUNDMGR, LLC	Amount of Interest $20,000 $20,000

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term “member of the family” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term “spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party’s interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

·    Yes

·    No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The Investor should read the following discussion and analysis of the Company’s financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this Form C (Item #8) for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview. The Company is a real estate company in the business of selling, buying, and managing multi-unit residential real estate assets.

Our mission is to provide ownership and management opportunities to women in the multi-unit residential real estate industry, and to offer educational opportunities for women so that they may learn real estate investing.

We have two (2) income-producing streams:

1) Cash flows from the rents of an unidentified multi-unit residential property that is similar to a prior purchase by the Company located at 2200 SW 7th Ave., Amarillo, TX 79101, commonly known as Park Royal, with a purchase price of $3,300,000, projected annual rents at $925,416 and an occupancy rate of 74%.

2) Cash flows from rents of an identified property from a prior purchase, commonly known as Sonrisa/Serenata Apartment located in Corpus Christi, Texas, USA.

Historical Results of Operations.

This is a newly formed entity with no historical results of operations.

We expect our cash flow to grow at increasing rates in the current fiscal year and in the coming few fiscal years due to increases in capacity and purchasing power arising from the proceeds of the offering as well as increases in rental income of real properties currently under management and of those real properties under management in the near future.

We also expect to continue to grow our business in the coming years. Although there is no guarantee that our historical results or cash flows (as described above and in our financial statements) will continue to develop in the same way as they have in the past year, we expect to generally grow in the coming years due to recent favorable trends in Texas real estate industry, as well as  our successful history in managing residential real estate properties. Nonetheless, it may be years before Investors see a return, if they do at all. This is true even where we expect to be able to pay Investors in the form of Distributions one year after the close of the Total Offering. See Appendix A, Term Sheet for more information.

INSTRUCTIONS TO QUESTION 28: The discussion  must cover each year for which financial statements are provided. Include a discussion of any known material changes or trends in the financial condition and results of operations of the issuer during any time period subsequent to the period for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges.

For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other  known or pending  sources of capital . Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix D, Financial Statements

Aggregate Offering Amount	Financial Information Required	Financial Statements Required
$1,070,000	Financial Statements by Issuer and predecessors	Financial Statements reviewed by a public accountant and accompanied with a signed accountant’s report - unless previously audited, then audited statements are required.

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

     i.           in connection with the purchase or sale of any security?

Yes  No

ii.         involving the making of any false filing with the Commission?

Yes  No

iii.         arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?

Yes  No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section

4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i.                  in connection with the purchase or sale of any security?

Yes  No

ii.         involving the making of any false filing with the Commission?

Yes  No

iii.         arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities?

Yes  No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

     i.           at the time of the filing of this offering statement bars the person from:

A.                 association with an entity regulated by such commission, authority, agency or officer?

Yes  No

B.     engaging in the business of securities, insurance or banking?

Yes  No

C.     engaging in savings association or credit union activities?

Yes  No

ii.         constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement?

Yes  No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i.                  suspends or revokes such person’s registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal?

Yes  No

ii.         places limitations on the activities, functions or operations of such person?

Yes  No

iii.         bars such person from being associated with any entity or from participating in the offering of any penny stock?

Yes  No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i.                  any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?

Yes  No

ii.         Section 5 of the Securities Act?

Yes  No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

Yes  No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

Yes  No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States

Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Yes  No

If you would have answered “Yes” to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

 (1) any other material information presented to investors; and

 (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:

(a) a description of the material content of such information;

(b) a description of the format in which such disclosure is presented; and

(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

Other material information presented to investors includes the Crowdfund Mainstreet campaign page promoting this offering, which consists entirely of information derived from information disclosed on this Form C and attached documents, with the addition of photographs of Issuer’s activities and personnel, and an “explainer” video produced by an independent third party about the Issuer. See Crowdfund MainStreet Profile for all media.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer’s website at:

https://theapartmentqueen.com

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;

2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;

3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;

4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.